                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement       [_] Confidential, for Use of the
                                           Commission Only (as permitted by Rule
                                           14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-12

                                 EQUINIX, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

[LOGO] Equinix, Inc.

                                 EQUINIX, INC.
                             2450 Bayshore Parkway
                            Mountain View, CA 94043

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held June 7, 2002

   The Annual Meeting of Stockholders (the "Annual Meeting") of Equinix, Inc. (the "Company") will be held at the Company's headquarters located at 2450 Bayshore Parkway, Mountain View, California, on Friday, June 7, 2002, at 10:30 a.m. for the following purposes:

      To elect six (6) directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

      To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002; and

      To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

   The foregoing items of business are more fully described in the attached Proxy Statement.

   Only stockholders of record at the close of business on April 12, 2002 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 2450 Bayshore Parkway, Mountain View, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Peter Van Camp
                                          Peter F. Van Camp
                                          Chairman of the Board
                                          and Chief Executive Officer

Mountain View, California
April 29, 2002

                                   IMPORTANT

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                                 EQUINIX, INC.
                             2450 Bayshore Parkway
                            Mountain View, CA 94043

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                            To be held June 7, 2002

   These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Equinix, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's headquarters located at 2450 Bayshore Parkway, Mountain View, California, on Friday, June 7, 2002, at 10:30 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about May 3, 2002.

                              PURPOSE OF MEETING

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

   The Company's common stock is the only type of security entitled to vote at the Annual Meeting. On April 12, 2002, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 96,199,573 shares of common stock outstanding. Each stockholder of record on April 12, 2002 is entitled to one vote for each share of common stock held by such stockholder on April 12, 2002. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

   The Company's bylaws provide that the holders of a majority of the Company's common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

   Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The six (6) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total.

   Proposal 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

   Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the nominees of the Board of Directors (as set forth in Proposal 1), FOR Proposal 2, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

   The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such services.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The directors who are being nominated for re-election to the Board of Directors (the "Nominees"), their ages as of April 12, 2002, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The six (6) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

  Nominees               Age Positions and Offices Held with the Company
  --------               --- -------------------------------------------
  Peter F. Van Camp (3). 46  Chairman of the Board and Chief Executive Officer
  Albert M. Avery, IV... 58  Director, Vice Chairman of the Board
  Scott Kriens (1) (2).. 44  Director
  Andrew S. Rachleff (2) 43  Director
  John G. Taysom (2).... 48  Director
  Michelangelo Volpi (1) 35  Director

--------
(1)  Member of Compensation Committee

(2)  Member of Audit Committee

(3)  Member of Option Committee

   Peter F. Van Camp has served as Equinix's chief executive officer since May 2000 and as chairman of the board since June 2001. From March 1999 to May 2000, Mr. Van Camp was employed at UUNET, the Internet division of WorldCom, where he served as president of Internet markets and, most recently, as president of the Americas region. Before joining UUNET, Mr. Van Camp served as president of WorldCom Advanced Networks from February 1998 to March 1999. During the period from May 1995 to February 1998, Mr. Van Camp was president of Compuserve Network Services, an Internet access provider. Before holding this position, Mr. Van Camp held various positions at Compuserve, Inc. during the period between October 1982 to May 1995. Mr. Van Camp currently serves as a director of Paradyne Networks, Inc. and Packeteer, Inc., both public companies.

   Albert M. Avery, IV, one of the Company's founders, has served as a director of Equinix since inception in June 1998 and as vice chairman of the board since June 2001. Mr. Avery has also served as the Company's president, from June 1998 to May 2001, chief executive officer, from June 1998 to May 2000, and chief operating officer, from May 2000 to May 2001. During the period from February 1996 to June 1998, Mr. Avery was general manager of the Palo Alto Internet Exchange, a neutral Internet exchange designed and built by Digital Equipment Corporation ("DEC"), which was subsequently acquired in 1998 by Compaq, a computing systems supplier. During the period from March 1994 to February 1996, Mr. Avery served as chief of staff to the vice president of research and advanced development at DEC. Before holding this position, Mr. Avery held a variety of sales, business, product management and engineering management roles at DEC, which he joined in 1968.

   Scott Kriens has served as a director of Equinix since July 2000. Mr. Kriens has been president, chief executive officer and chairman of the board of directors of Juniper Networks, Inc., an Internet infrastructure solutions company, since October 1996. From April 1986 to January 1996, Mr. Kriens served as vice president of sales and vice president of operations at StrataCom, Inc., a telecommunications equipment company, which he co-founded in 1986. Mr. Kriens serves on the board of directors of Verisign, Inc. and Juniper Networks, Inc., both public companies, as well as several privately held companies.

   Andrew S. Rachleff has served as a director of Equinix since September 1998. In May 1995, Mr. Rachleff co-founded Benchmark Capital, a venture capital firm, and has served as a general partner since that time. Prior to co-founding Benchmark Capital, Mr. Rachleff spent ten years as a general partner with Merrill, Pickard, Anderson & Eyre, a venture capital firm. Mr. Rachleff also serves on the board of directors of Loudcloud, Inc., one of the Company's customers, and CacheFlow Inc., both public companies, as well as several privately held companies.

   John G. Taysom has served as a director of Equinix since March 2000. In September 2001, Mr. Taysom founded RVC Europe Limited, a venture capital firm, where he serves as managing investment partner. Prior to founding RVC Europe Limited, Mr. Taysom spent 18 years with Reuters Limited, a global television and news agency. In 1995, he launched Reuters formal venture capital activities by starting the Reuters Greenhouse Fund. Mr. Taysom currently serves as a director of Digimarc Corp., a public company, and several privately held companies.

   Michelangelo Volpi has served as a director of Equinix since November 1999. Mr. Volpi joined Cisco Systems, Inc. ("Cisco"), a data communications equipment manufacturer, in 1994. Currently, he holds the position of senior vice president for Cisco's Internet switching and services group. Prior to his current position, Mr. Volpi was chief strategy officer for Cisco where he played an instrumental role in the creation of Cisco's acquisition and investment strategies. Before joining Cisco, Mr. Volpi spent three years at Hewlett Packard's Optoelectronics Division.

Board of Directors Meetings and Committees

   During the fiscal year ended December 31, 2001, the Board of Directors held four (4) meetings and acted by written consent on four (4) occasions. For the fiscal year, each of the directors, during the term of their tenure, attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three (3) standing committees: the Audit Committee, the Compensation Committee and the Option Committee.

   The Audit Committee of the Company's Board of Directors (the "Audit Committee") was created on July 19, 2000. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants and the accounting practices of the Company. The members of the Audit Committee are Messrs. Kriens, Rachleff and Taysom. During the fiscal year ended December 31, 2001, the Audit Committee of the Board of Directors held three (3) meetings. In addition, the Audit Committee met once in February 2002 to discuss the results of the audit for the last fiscal year.

   The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") was created on July 19, 2000. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 2000 Equity Incentive Plan, Employee Stock Purchase Plan and 2001 Supplemental Stock Plan. The members of the Compensation Committee are Messrs. Kriens and Volpi. During the fiscal year ended December 31, 2001, the Compensation Committee of the Board of Directors held no meetings and acted by written consent on four (4) occasions.

   The Option Committee of the Company's Board of Directors (the "Option Committee") was created on July 19, 2000. The Board has delegated to the Option Committee the authority to approve the grant to non-officer employees and other individuals. The sole member of the Option Committee during the 2001 fiscal year was Mr. Van Camp. During the fiscal year ended December 31, 2001, the Option Committee held no meetings and acted by written consent on sixty-seven
(67) occasions.

Compensation of Directors

   Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director or for participation on any committee of the Board of Directors. Directors are not reimbursed for their out-of-pocket expenses in serving on the Board of Directors or any committee of the Board of Directors. Non-employee directors are eligible to receive options under the Company's 2000 Director Option Plan (the "Directors' Plan"). Each non-employee director receives an option for 40,000 shares of the Company's common stock upon joining the Board. The option becomes exercisable and vests in four equal annual installments from the date of grant. In addition, at each of the Company's annual stockholders' meetings, each non-employee director who will continue to be a director after that meeting will automatically be granted at that meeting an option for 10,000 shares of the Company's common stock. This option becomes fully exercisable and fully vested on the first anniversary of the date of grant. However, a new non-employee director who is receiving the initial option will not receive the annual option in the same calendar year.

   The following table sets forth for each of the non-employee directors the number of securities underlying options held by the non-employee directors at December 31, 2001:

                                        Number of Securities Underlying
                                            Unexercised Options at
                                               December 31, 2001            Weighted
                                        -------------------------------     Average
                                        Exercisable     Not Exercisable  Exercise Price
                                        -------------  ----------------- --------------
Scott Kriens...........................   10,000            40,000           $5.87
Andrew S. Rachleff.....................   10,000            40,000           $5.87
John G. Taysom.........................   10,000            40,000           $5.87
Michelangelo Volpi (1).................        0                 0             --

--------

(1) Mr. Volpi, in compliance with his employer's policy regarding compensation in relation to external board positions, has waived his right to any stock grants or other compensation.

   Non-employee directors are also eligible to receive options as well as shares of common stock under the Company's 2000 Equity Incentive Plan. Directors who are also employees of the Company are eligible to receive options as well as shares of common stock under the Company's 2000 Equity Incentive Plan and to participate in the Company's Employee Stock Purchase Plan.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

Other Executive Officers

   The following are additional executive officers of the Company, their ages as of April 12, 2002, their positions and offices held with the Company and certain biographical information. All executive officers serve at the discretion of the Board of Directors.

Executive Officers      Age Positions and Offices Held with the Company
------------------      --- -------------------------------------------
Marjorie S. Backaus.... 40  Chief Marketing Officer and Vice President of Market Strategy
Peter T. Ferris........ 44  Vice President, Worldwide Sales
Philip J. Koen......... 50  President, Chief Operating Officer
Renee F. Lanam......... 39  Chief Financial Officer, General Counsel and Secretary
Keith D. Taylor........ 40  Vice President, Finance and Chief Accounting Officer

   Marjorie S. Backaus has served as Equinix's chief marketing officer since November 1999, and as Vice President of Market Strategy since February 2000. During the period from August 1996 to November 1999, Ms. Backaus was vice president of marketing at Global One, an international telecommunications company. From November 1987 to August 1996, Ms. Backaus served in various positions at AT&T, a telecommunications company, including positions in regulatory, product management and strategic alliances.

   Peter T. Ferris has served as Equinix's vice president, worldwide sales since July 1999. During the period from June 1997 to July 1999, Mr. Ferris was vice president of sales for Frontier Global Center, a provider of complex web site hosting services. From June 1996 to June 1997, Mr. Ferris served as vice president, eastern sales at Genuity Inc., an Internet services provider. From December 1993 to June 1996, Mr. Ferris was vice president, mid-Atlantic sales at MFS DataNet Inc., a telecommunications services provider.

   Philip J. Koen has served as Equinix's president and chief operating officer since May 2001. From July 1999 to May 2001, Mr. Koen also served as Equinix's chief financial officer and secretary. In addition, Mr. Koen served as the Company's corporate development officer from May 2000 to May 2001. Before joining Equinix, Mr. Koen was employed at PointCast, Inc., an Internet company, where he served as chief executive officer during the period from March 1999 to June 1999; chief operating officer during the period from November 1998 to March 1999; and chief financial officer and executive vice president responsible for software development and network operations during the period from July 1997 to November 1998. From December 1993 to May 1997, Mr. Koen was vice president of finance and chief financial officer of Etec Systems, Inc., a semi-conductor equipment company. Mr. Koen currently serves as a director of CacheFlow Inc., a public company.

   Renee F. Lanam has served as Equinix's chief financial officer and secretary since February 2002, and as general counsel since April 2000. From April 2000 to February 2002, Ms. Lanam also served as Equinix's assistant secretary. In addition, Ms. Lanam served as vice president of corporate finance from November 2001 to February 2002. Before joining Equinix, Ms. Lanam was employed at the law firm of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (''Gunderson Dettmer "), where she was an associate from January 1996 to January 2000 and a partner from January 2000 to April 2000. Prior to joining Gunderson Dettmer, Ms. Lanam was an associate at the law firms of Jackson, Tufts, Cole & Black and Brobeck, Phleger & Harrison, LLP.

   Keith D. Taylor has served as Equinix's vice president, finance, and chief accounting officer since February 2001. From February 1999 to February 2001, Mr. Taylor served as Equinix's director of finance and administration. Before joining Equinix, Mr. Taylor was employed by International Wireless Communications, Inc., an operator, owner and developer of wireless communication networks, as vice president finance and interim chief financial officer. Prior to joining International Wireless Communications, Inc., Mr. Taylor was employed by Becton Dickinson & Company, a medical and diagnostic device manufacturer, as a senior sector analyst for the diagnostic businesses in Asia, Latin America and Europe.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of March 31, 2002, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of common stock, (ii) each of the Company's directors, (iii) each of the executive officers named in Executive Compensation and Related Information, and (iv) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. Unless otherwise indicated, the address for each listed stockholder is c/o Equinix, Inc., 2450 Bayshore Parkway, Mountain View, California 94043.

                                                                              Shares Beneficially Owned
                                                                         ------------------------------------
Name of Beneficial Owner                                                 Number of Shares Percentage of Total
------------------------                                                 ---------------- -------------------
Peter F. Van Camp (1)...................................................     3,963,327            4.22%
Albert M. Avery, IV (2).................................................     2,630,253            2.91%
Philip J. Koen (3)......................................................     1,264,160            1.39%
Andrew S. Rachleff (4)..................................................     8,669,773            9.61%
John G. Taysom (5)......................................................        10,000               *
Michelangelo Volpi (6)..................................................             0              --
Scott Kriens (7)........................................................        10,000               *
Marjorie S. Backaus (8).................................................       664,332               *
Peter T. Ferris (9).....................................................       724,332               *
Entities affiliated with Benchmark Capital (10).........................     8,667,625            9.60%
 2480 Sand Hill Road, Suite 200
 Menlo Park, CA 94025
Cisco Systems, Inc......................................................     6,790,939            7.52%
 170 West Tasman Drive
 San Jose, CA 95134
All current directors and executive officers as a group (11 persons)(11)    18,851,865           19.61%

--------

   *Less than 1%.

 1) Includes 3,763,327 shares subject to options that are exercisable within 60 days of March 31, 2002.

 2) Includes 89,333 shares subject to options that are exercisable within 60 days of March 31, 2002.

 3) Includes 604,160 shares subject to options that are exercisable within 60 days of March 31, 2002. Also includes 15,000 shares held as custodian for children; Mr. Koen disclaims beneficial ownership of these shares.

 4) Represents 8,535,000 shares of common stock held by Benchmark Capital Partners II, L.P., as nominee for Benchmark Capital Partners II, L.P., Benchmark Founders' Fund II, L.P., Benchmark Founders' Fund II-A, L.P. and Benchmark Members' Fund II, L.P., and 118,523 shares of common stock held by Benchmark Capital Partners IV, L.P., as nominee for Benchmark Capital Partners, IV, L.P., Benchmark Founders' Fund IV, L.P., Benchmark Founders' Fund IV-A, L.P. and related individuals. Mr. Rachleff is a managing member of Benchmark Capital Management Co. II, LLC, the general partner of Benchmark Capital Partners, II, L.P., Benchmark Founders' Fund II, L.P. Benchmark Founders' Fund II-A, L.P. and

   Benchmark Members' Fund II, L.P. Mr. Rachleff is also a managing member of Benchmark Capital Management Co., IV, LLC, the general partner of Benchmark Capital Partners, IV, L.P., Benchmark Founders' Fund IV, L.P. and Benchmark Founders' Fund IV-A, L.P. Mr. Rachleff disclaims beneficial ownership of these shares, except with respect to 3,984 shares of common stock and to the extent of his pecuniary interest in the Benchmark funds. In addition, includes 6,250 shares of common stock and 10,000 shares subject to options that are exercisable within 60 days of March 31, 2002. Mr. Rachleff's address is the same as the address provided for Benchmark Capital.

 5) Includes 10,000 shares subject to options that are exercisable within 60 days of March 31, 2002. Mr. Taysom is the managing investment partner of RVC Europe Limited, an entity affiliated with Reuters Investments (Bermuda) Limited and Reuters Holdings Switzerland SA which collectively hold 1,269,064 shares of the Company.

 6) Mr. Volpi is senior vice president of Cisco Systems, Inc., which beneficially holds 6,790,939 shares of the Company's common stock.

 7) Includes 10,000 shares subject to options that are exercisable within 60 days of March 31, 2002.

 8) Includes 551,832 shares subject to options that are exercisable within 60 days of March 31, 2002.

 9) Includes 214,332 shares subject to options that are exercisable within 60 days of March 31, 2002.

10) Includes 8,535,000 shares of common stock held by Benchmark Capital Partners II, L.P., Benchmark Founders' Fund II, L.P., Benchmark Founders' Fund II-A, L.P. and Benchmark Members' Fund II, L.P. and 132,625 shares of common stock held by Benchmark Capital Partners, IV, L.P., Benchmark Founders' Fund IV, L.P., Benchmark Founders' Fund IV-A, L.P. and related individuals.

11) Includes the shares described in Notes 1 through 9, plus shares held by or subject to options exercisable within 60 days of March 31, 2002 held by executive officers not named above.

                         COMPENSATION COMMITTEE REPORT

   The Compensation Committee was formed on July 19, 2000. Since its formation, the Compensation Committee has had the exclusive authority to establish the level of base salary payable to the chief executive officer ("CEO") and certain other executive officers of the Company and authority to administer the Company's 2000 Equity Incentive Plan, 2001 Supplemental Option Plan and Employee Stock Purchase Plan. In addition, the Compensation Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers and other key employees each fiscal year.

   For the 2001 fiscal year, the process utilized by the Compensation Committee in determining executive officer compensation levels was based on the subjective judgment of the Compensation Committee. Among the factors considered by the Compensation Committee were the recommendations of the CEO with respect to the compensation of the Company's key executive officers. However, the Committee makes the final compensation decisions concerning such officers.

   General Compensation Policy. The Compensation Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) discretionary cash bonus and (iii) long-term stock-based incentive awards.

   Base Salary. The base salary for each executive officer is set on the basis of general market levels and personal performance. Each individual's base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

   Annual Cash Bonuses. Executive officers who are eligible for bonuses receive such bonuses if they achieve individual performance objectives that are set on an annual basis. Actual bonuses paid reflect an individual's accomplishment of these individual objectives and are based on a percentage of the individual's base salary. For 2001, in an effort to conserve corporate cash, no bonuses were paid, except for those earned by Mr. Koen and Ms. Backaus for achieving individual performance goals related to corporate performance and to Mr. Ferris for achieving individual performance targets related to sales and certain employee referral bonuses were paid. In addition, certain officers received assistance with respect to loans extended to them by the Company in consideration for repaying the loans early.

   Long-Term Incentive Compensation. During fiscal 2001, the Compensation Committee approved significant option grants to the executive officers largely in consideration of the challenges facing the Company, high exercise prices for the officers' existing options and the decision to reduce bonuses in order to conserve corporate cash. Generally, a significant grant is made in the year that an officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts in the discretion of the Compensation Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Committee, the individual's potential for future responsibility and promotion, the individual's performance in the recent period, the exercise prices of that individual's outstanding options relative to current market value, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee's discretion.

   Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a two to four year period, contingent upon the executive officer's continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's common stock appreciates over the option term.

   CEO Compensation. The annual base salary for Mr. Van Camp, the Company's CEO, was established in connection with his commencement of employment and has not been increased. A significant option was granted during fiscal 2001 based on the same factors as for the executive officers. In January 2002, the Board of Directors forgave $874,000 of the CEO's employee loan totaling $1,512,000 in exchange for the CEO waiving his right to any bonuses earned and expensed in 2001.

   Tax Limitation. Under the Federal tax laws, a publicly held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders approved a limitation under the Company's 2000 Equity Incentive Plan on the maximum number of shares of common stock for which any one participant may be granted stock options per fiscal year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 2000 Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the 2002 fiscal year will exceed the $1 million limit per officer, the Compensation Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

   Submitted by the following members of the Compensation Committee:

                                          Scott Kriens

                                          Michelangelo Volpi

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee was formed on July 19, 2000 and the current members of the Compensation Committee are Messrs. Kriens and Volpi. None of the members of the Compensation Committee was at any time during the 2001 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company's Standards of Business Conduct. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company. A more detailed description of the functions of the Audit Committee can be found in the Company's Audit Committee Charter, attached to this proxy statement as Appendix A.

   From January 1, 2001 to June 1, 2001, the Audit Committee consisted of Messrs. Rachleff and Taysom and Ms. Dawn Lepore. Ms. Lepore resigned from the Board of Directors on June 1, 2001. From June 1, 2001 to December 31, 2001, the Audit Committee consisted of Messrs. Rachleff, Taysom and Kriens. The Audit Committee held three meetings during the last fiscal year. In addition, the Audit Committee met once in February 2002 to discuss the results of the audit for the last fiscal year.

   The Company's management has primary responsibility for preparing the Company's financial statements and financial reporting process. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee's members in business, financial and accounting matters.

   In this context, the Audit Committee hereby reports as follows:

  . The Audit Committee has reviewed and discussed the audited financial statements with the Company's management and the independent auditors.

  . The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standard, AU 380).

  . The Audit Committee discussed with the independent auditor's the auditor's independence from the Company and its management. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

 Audit Fees

   Fees for the fiscal year 2001 audit and the review of Forms 10-Q were $228,000 of which an aggregate amount of $201,000 had been billed through December 31, 2001.

 Financial Information Systems Design and Implementation Fees

   In the past fiscal year, there were no fees billed by PricewaterhouseCoopers LLP for professional services related to financial information systems design and implementation.

 All Other Fees

   Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2001 were $113,000.

   Based on the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP, as the Company's independent auditors.

   Each of the members of the Audit Committee is independent as defined under the listing standards of the Nasdaq National Market.

   Submitted by the following members of the Audit Committee:

                                          Scott Kriens

                                          Andrew S. Rachleff

                                          John G. Taysom

                            STOCK PERFORMANCE GRAPH

   The graph set forth below compares the cumulative total stockholder return on the Company's common stock between August 11, 2000 (the date the Company's common stock commenced public trading) and December 31, 2001 with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index"), (ii) the Nasdaq Telecommunications Index and (iii) Goldman Sachs Internet Index over the same period. This graph assumes the investment of $100.00 on August 11, 2000, in the Company's common stock, the Nasdaq Stock Market-U.S. Index, the Nasdaq Telecommunications Index and the Goldman Sachs Internet Index and assumes the reinvestment of dividends, if any.

   The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's common stock.

  Comparison of Cumulative Total Return Among Equinix, Inc., the Nasdaq Stock
            Market-U.S. Index and the Goldman Sachs Internet Index




                                    [CHART]

         EQUINIX,    NASDAQ STOCK          NASDAQ             GOLDMAN SACHS
           INC       MARKET (U.S)     TELECOMMUNICATIONS        INTERNET

8/11/00   100.00        100.00             100.00                100.00
   9/00    67.62         96.69              94.20                105.97
  12/00    33.33         64.75              59.98                 51.72
   3/01     9.52         48.33              52.84                 37.14
   6/01     8.15         56.96              50.04                 47.63
   9/01     3.43         39.52              36.44                 28.32
  12/01    22.10         51.37              40.16                 31.54




   The Company effected its initial public offering of common stock on August 11, 2000 at a price of $12.00 per share. The graph above, however, commences with the closing price of $13.125 per share on August 11, 2000 -- the date the Company's common stock commenced public trading.

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Executive Officers

   The following table sets forth information with respect to compensation for the fiscal years ended December 31, 1999, 2000 and 2001 paid by the Company for services rendered by the Company's chief executive officer and the four most highly compensated executive officers whose salary and bonus for the fiscal year ended December 31, 2001 were in excess of $100,000 for services rendered in all capacities to the Company for that fiscal year (collectively, the "Named Executive Officers"):

                                                                      Long-term
                                         Annual Compensation         Compensation
                                      ----------------------    ----------------------
                                                                  Awards Securities       All Other
                                      Year  Salary   Bonus      Underlying Options (#) Compensation (6)
                                      ---- -------- --------    ---------------------- ----------------
Peter F. Van Camp (1)................ 2001 $308,708 $873,692(2)       2,200,000            $109,349
 Chairman and Chief Executive Officer 2000  194,938    1,169          3,105,000             150,000
                                      1999       --       --                 --                  --

 Albert M. Avery, IV................. 2001  307,416        0            100,000                   0
 Vice Chairman of the Board           2000  310,000        0             56,000                   0
                                      1999  178,020        0                  0                   0

Philip J. Koen (3)................... 2001  245,000   91,018          1,760,000                   0
 President and Chief Operating        2000  209,139    4,341             80,000                   0
   Officer                            1999   91,616    1,025            660,000                   0

Marjorie S. Backaus (4).............. 2001  221,562   41,132            475,000                   0
 Chief Marketing Officer and          2000  200,781    4,328             56,000              51,789
 Vice President of Market             1999   28,118   50,000            450,000                   0

Peter F. Ferris (5).................. 2001  202,244   62,572            475,000                   0
 Vice President, Worldwide Sales      2000  192,995   64,157             56,000                   0
                                      1999   80,807   31,130            510,000             120,483

--------

(1) Mr. Van Camp joined the Company in May 2000.

(2) Represents the partial forgiveness of an employee loan in exchange for Mr. Van Camp waiving his right to any bonuses earned and expensed in 2001.

(3) Mr. Koen joined the Company in July 1999.

(4) Ms. Backaus joined the Company in November 1999.

(5) Mr. Ferris joined the Company in July 1999.

(6) All Other Compensation reflects payment of relocation expenses.

Stock Option Grants

   The following table shows for the year ended December 31, 2001, certain information regarding options granted to the Named Executive Officers:

                                                                 Potential Realizable Value
                    Number of                                     at Assumed Annual Rates
                    Securities  % of Total                             of Stock Price
                    Underlying   Options    Exercise              Appreciation for Option
                     Options     Granted     or Base                    Term (4) ($)
                     Granted   to Employees   Price   Expiration --------------------------
                     (#) (1)   in 2001 (2)  ($/sh)(3)    Date         5%           10%
                    ---------- ------------ --------- ----------   --------    ----------
Peter F. Van Camp.. 1,200,000     13.72%      $0.92    4/9/2011  $694,300     $1,759,492
                    1,000,000                  0.38   9/26/2011   238,980        605,622
Albert M. Avery, IV   100,000      0.62%       0.38   9/26/2011    23,898         60,562
Philip J. Koen.....   260,000     10.97%       3.72    1/9/2011   608,267      1,541,468
                    1,000,000                  0.92    4/9/2011   578,583      1,466,243
                      500,000                  0.38   9/26/2011   119,490        302,811
Marjorie S. Backaus   125,000      2.96%       3.72    1/9/2011   292,436        741,090
                      350,000                  0.38   9/26/2011    83,643        211,968
Peter T. Ferris....   125,000      2.96%       3.72    1/9/2011   292,436        741,090
                      350,000                  0.38   9/26/2011    83,643        211,968

--------

(1) The options in the table that show an expiration date of January 9, 2011 were granted on January 9, 2001 and the options in the table that show an expiration date of April 9, 2011 were granted on April 9, 2001. These options are exercisable in 48 equal monthly installments from the grant date. The options in the table that show an expiration date of September 26, 2011 were granted on September 26, 2001 and these options are exercisable in 24 equal monthly installments from the grant date. The plan administrator has the discretionary authority to re-price the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the re-grant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Under each of the options, the option shares vest upon an acquisition of the Company by merger or asset sale, unless the acquiring entity or its parent corporation assumes the outstanding options. Any options which are assumed or replaced in the transaction and do not otherwise accelerate at that time automatically accelerate (and any unvested option shares which do not otherwise vest at that time automatically vest) in the event the optionee's service terminates by reason of an involuntary or constructive termination within 18 months following the transaction. In addition, the options granted on September 26, 2001 vest one additional year upon a change in control of the Company.

(2) Based on an aggregate of 16,036,597 shares subject to options granted in the fiscal year ended December 31, 2001.

(3) The exercise price for each option may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

(4) In accordance with the rules of the Securities and Exchange Commission ("SEC"), the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's common stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

Aggregate Option Exercises in 2001 and Fiscal Year-End Option Values

   No options were exercised by the Named Executive Officers in 2001. The following table sets forth for each of the Named Executive Officers the number and value of securities underlying options held by the Named Executive Officers at December 31, 2001:

                                   Number of Securities
                                        Underlying         Value of Unexercised in-the-
                                  Unexercised Options at   Money Options at December 31,
                                   December 31, 2001 (#)             2001 (1)
                                 ------------------------- -----------------------------
                                 Exercisable Unexercisable Exercisable     Unexercisable
                                 ----------- ------------- -----------     -------------
Peter F. Van Camp...............  3,429,995    1,875,005    $710,990        $4,185,010
Albert M. Avery, IV.............     68,499       87,501      31,497           220,503
Philip J. Koen..................    368,745    1,471,255     487,492         2,752,508
Marjorie S. Backaus.............    465,894      402,606     751,497           771,753
Peter T. Ferris.................    128,394      402,606     110,247           771,753

--------

(1) Based on the fair market value of the Company's common stock as of December 31, 2001 ($2.90 per share), minus the exercise price, multiplied by the number of shares underlying the options.

Employment Agreements, Change of Control Arrangements and Severance Agreements

   The Compensation Committee, as plan administrator of the 2000 Equity Incentive Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to outstanding options held by the Named Executive Officers and any other person in connection with certain changes in control of Equinix. In connection with the adoption of the 2000 Equity Incentive Plan, the Company has provided that upon a change in control of the Company, each outstanding option and all shares of restricted stock will generally become fully vested unless the surviving corporation assumes the option or award or replaces it with a comparable award. Any options which are assumed or replaced in the transaction and do not otherwise accelerate at that time shall automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee's service terminates by reason of an involuntary or constructive termination within 18 months following the transaction. In addition, options granted to the executive officers of the Company prior to the Company's initial public offering provide for an additional 12 months of vesting upon a change in control of the Company and our form of offer letter for officers provides for an additional 12 months of vesting upon a change in control, provided such officer is employed upon closing of the change in control. Except as noted below, none of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time.

   The Company extended an offer of employment to Peter F. Van Camp, the Company's chief executive officer, pursuant to an offer letter dated April 25, 2000. The agreement provides for 12 months of severance pay if Mr. Van Camp is terminated by the Company for reasons other than cause or disability. Mr. Van Camp's stock option agreement also provides that he will vest an additional 12 months in his initial option upon a change in control of the Company.

   The Company extended an offer of employment to Philip J. Koen, the Company's president and chief operating officer, pursuant to a letter agreement dated July 9, 1999. The letter provides for six months of severance pay if Mr. Koen is terminated by the Company for reasons other than cause.

   The Company extended an offer of employment to Peter T. Ferris, the Company's vice president, worldwide sales, pursuant to an offer letter dated June 28, 1999. The letter provides for acceleration of vesting of option shares for an additional 12 months if there are certain changes in control of the Company. The Company also agreed to indemnify Mr. Ferris for any claims brought by his former employer under an employment and non-compete agreement he had with his former employer.

   The Company entered into an agreement on February 8, 2000 with Albert M. Avery, IV, its vice chairman of the Board of Directors, which provides that his base compensation will be the same as the CEO's base compensation and also provides for continuation of his salary and continued option vesting for 12 months should his employment with the Company cease. Any options granted to Mr. Avery after February 8, 2000 will allow 24 months to exercise post-termination of employment.

   The Company extended an offer of employment to Marjorie S. Backaus, the Company's Vice President of Marketing, pursuant to an offer letter dated October 21, 1999. The agreement provides that she will vest an additional 12 months in her options upon a change in control of the Company.

                                  PROPOSAL 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

   The Company is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

   In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

   PricewaterhouseCoopers LLP has audited the Company's financial statements since 2000. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Lease Agreement with Entity Affiliated with 5% Stockholder. In March 1999, the Company entered into an equipment lease facility with Cisco Systems Credit Corporation, an entity affiliated with Cisco Systems, Inc. ("Cisco"), under which the Company leased $137,000 of equipment for a 24-month term. Cisco is a greater than 5% stockholder in the Company and Michelangelo Volpi, one of the Company's directors, is an executive officer of Cisco.

   Loans to Executive Officers. In September 1999, the Company loaned an aggregate of $750,000 to Peter T. Ferris, one of the Company's executive officers, to purchase a principal residence. The loan was evidenced by a non-interest bearing promissory note. The note was paid in full in February 2002 in exchange for the Company paying the interest on the mortgage for his principal residence for a 24-month period commencing in February 2002. The largest aggregate amount of indebtedness owing on this note since the beginning of the 2001 fiscal year was $750,000.

   In January 2000, the Company loaned an aggregate of $250,000 to Marjorie S. Backaus, one of the Company's executive officers, to purchase a principal residence. The loan was evidenced by a non-interest bearing promissory note. The note was paid in full in March 2002 in exchange for the Company paying the interest on the mortgage for her principal residence for a 24-month period commencing in May 2002. The largest aggregate amount of indebtedness owing on this note since the beginning of the 2001 fiscal year was $250,000.

   In February 2001, the Company loaned an aggregate of $1,512,000 to Peter F. Van Camp, the Company's chief executive officer, to purchase a principal residence. The loan was evidenced by a non-interest bearing promissory note. In January 2002, the Board of Directors forgave $874,000 of this loan in exchange for Mr. Van Camp waiving his right to any bonuses earned and expensed in 2001. The remaining amount due under the loan of $638,000 was repaid to the Company in full in February 2002. The largest aggregate amount of indebtedness owing on this note during the 2001 fiscal year was $1,512,000.

   Mr. Ferris and Ms. Backaus each repaid their loans early in consideration of the Company's agreeing to provide certain benefits, including assisting each borrower with interest payments on a bank loan used to finance the repayment of the Company's loan.

   Significant Customer Relationship with Affiliated Company. For the year ended December 31, 2001, Loudcloud, Inc. ("Loudcloud") was the Company's second largest customer. Revenues from Loudcloud amounted to $5,105,000, which represented 8% of the Company's total revenues for the last fiscal year. Andrew
S. Rachleff, one of the Company's directors, is a co-founder and general partner of Benchmark Capital. Benchmark Capital is a greater than 5% stockholder of Loudcloud, and Mr. Rachleff currently serves on the Board of Directors of Loudcloud.

   Equipment Reseller Agreements with Affiliated Companies. In March 2002, the Company entered into an agreement to resell equipment with Cisco Systems, Inc. ("Cisco"), a greater than 5% stockholder in the Company. Michelangelo Volpi, one of the Company's directors, is an executive officer of Cisco. The Company plans to recognize revenue from this arrangement on a gross basis in accordance with Emerging Issue Task Force Issue No. 99-19, Recording Revenue as a Principal versus Net as an Agent. The Company acts as the principal in the transaction as the Company's customer services agreement identifies the Company as the party responsible for the fulfillment of product/ services to the Company's customers and has full pricing discretion. In the case of products sold under this arrangement, the Company takes title to the products and bears the inventory risk as the Company has made minimum purchase commitments for equipment to various vendors. The Company has credit risk, as it is responsible for collecting the sales price from a customer, but must pay the amount owed to its suppliers after the suppliers perform, regardless of whether the sales price is fully collected. In addition, the Company will often determine the required equipment configuration. As of March 31, 2002, the Company purchased and resold equipment for $928,000 under the agreement with Cisco. The Company intends to enter into additional equipment transactions with Cisco in 2002.

   In February 2002, the Company entered into an agreement to resell equipment with Juniper Networks (IS), Inc., an entity affiliated with Juniper Networks, Inc. ("Juniper"). Scott Kriens, one of the Company's directors, is both a director and an executive officer of Juniper. The Company plans to recognize revenue from this arrangement on a gross basis in accordance with Emerging Issue Task Force Issue No. 99-19, Recording Revenue as a Principal versus Net as an Agent. The Company acts as the principal in the transaction as the Company's customer services agreement identifies the Company as the party responsible for the fulfillment of product/ services to the Company's customers and has full pricing discretion. In the case of products sold under this agreement, the Company takes title to the products and bears the inventory risk as the Company has made minimum purchase commitments for equipment to various vendors. The Company has credit risk, as it is responsible for collecting the sales price from a customer, but must pay the amount owed to its suppliers after the suppliers perform, regardless of whether the sales price is fully collected. In addition, the Company will often determine the required equipment configuration. As of March 31, 2002, the Company purchased and resold equipment for $576,000 under the agreement with Juniper. The Company intends to enter into additional equipment transactions with Juniper in 2002.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   The members of the Board of Directors, the executive officers of the Company, persons who hold more than 10% of the Company's outstanding common stock and Ms. Dawn Lepore, a former director of the Company ("Section 16 Insiders") are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of the Company's common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2001 fiscal year transactions in the common stock and their common stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2001 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by Section 16 Insiders.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   Stockholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2003 Annual Meeting of Stockholders ("2003 Annual Meeting") pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to the Company no later than December 30, 2002. Pursuant to Rule 14a-4(c) of the Exchange Act and the Company's bylaws, as amended, stockholders who intend to present a proposal at the 2003 Annual Meeting without inclusion of such proposal in the proxy materials are required to notify the Company of such proposal not earlier than February 14, 2003 and not later than March 14, 2003. If the Company does not receive notification of the proposal within that time frame, the proxy holders will be allowed to use their discretionary voting authority to vote on such proposal when the proposal is raised at the 2003 Annual Meeting.

   All stockholder proposals and notice of stockholder proposals should be sent to the Company at its offices at 2450 Bayshore Parkway, Mountain View, California 94043, Attn: General Counsel. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any stockholder proposal that does not satisfy the conditions and rules established by the Securities and Exchange Commission.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

   The Company will mail without charge, upon written request, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001. Requests should be sent to Equinix, Inc., at 2450 Bayshore Parkway, Mountain View, California 94043, Attn: Investor Relations.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Peter F. Van Camp

                                          Peter F. Van Camp
                                          Chairman of the Board
                                          and Chief Executive Officer

Mountain View, California
April 29, 2002

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

  THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                  APPENDIX A

                            AUDIT COMMITTEE CHARTER

Purpose and Policy

   The Audit Committee shall provide assistance and guidance to the Board of Directors of the Company in fulfilling its oversight responsibilities to the Company's shareholders with respect to the Company's corporate accounting and reporting practices, as well as the quality and integrity of the Company's financial statements and reports. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee, the independent auditors and the Company's senior management.

Composition and Organization

   The Audit Committee shall consist of at least three members of the Board of Directors. The members of the Audit Committee shall satisfy the independence and experience requirements of the Nasdaq Market.

   The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and the Delaware General Corporation Law.

Responsibilities

   In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the policy of the Audit Committee, the Committee shall be charged with the following functions:

   1. To recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's shareholders.

   2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Audit Committee deems appropriate.

   3. To evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Audit Committee, to recommend that the Board replace the independent auditors.

   4. To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence and otherwise to take, and if so determined by the Audit Committee, to recommend that the Board take, appropriate action to oversee the independence of the auditors.

   5. To review, upon completion of the audit, the financial statements to be included in the Company's Annual Report on Form 10-K.

   6. To discuss with the independent auditors the results of the annual audit, including the auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards.

   7. To evaluate the cooperation received by the independent auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

    8. To review with the independent auditors the interim financial statements before the Company files their Form 10-Q with the Commission.

    9. To confer with the independent auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls in effect.

   10. To confer with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

   11. To review with counsel any significant regulatory or other legal matters that could have a material impact on the Company's financial statements, if, in the judgment of the Audit Committee, such review is necessary or appropriate.

   12. To investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate.

   13. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

   14. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

   15. To report to the Board of Directors from time to time or whenever it shall be called upon to do so.

   16. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

                                   DETACH HERE


                                      PROXY

                                  EQUINIX, INC.

                              2450 Bayshore Parkway
                         Mountain View, California 94043

  This Proxy is Solicited on Behalf of the Board of Directors of Equinix, Inc.
         for the Annual Meeting of Stockholders to be held June 7, 2002

     The undersigned holder of Common Stock, par value $.001, of Equinix, Inc. (the "Company") hereby appoints Peter F. Van Camp and Philip J. Koen, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, June 7, 2002, 10:30 a.m. local time, at the Company's headquarters located at 2450 Bayshore Parkway, Mountain View, California, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

     This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS, AND "FOR" PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

EQUINIX, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940


-----------------
Vote by Telephone
-----------------

It's fast, convenient and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

--------------------------------------------------------------------------------
Follow these four easy steps:

1.   Read the accompanying Proxy Statement and Proxy Card.

2.   Call the toll-free number
     1-877-PRX-VOTE (1-877-779-8683).

3.   Enter your Voter Control Number located on your Proxy Card above your name.

4.   Follow the recorded instructions.
--------------------------------------------------------------------------------


----------------
Vote by Internet
----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

--------------------------------------------------------------------------------
Follow these four easy steps.

1.   Read the accompanying Proxy Statement and Proxy Card.

2.   Go to the Website
     http://www.eproxyvote.com/eqix

3.   Enter your Voter Control Number located on your Proxy Card above your name.

4.   Follow the instructions provided.
--------------------------------------------------------------------------------

Do not return your Proxy Card if you are voting by Telephone or Internet



                                  DETACH HERE

[X] Please mark votes as
    in this example.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSAL 2.


1. To elect the following directors to serve for a term ending upon the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified:

     Nominees: (01) Albert M. Avery, IV,
               (02) Peter F. Van Camp,
               (03) Scott Kriens,
               (04) Andrew S. Rachleff,
               (05) John G. Taysom and
               (06) Michelangelo Volpi.

           FOR                   WITHHOLD
           ALL                   FROM ALL
         NOMINEES                NOMINEES
           [_]                     [_]

[_]
    ----------------------------------------
     For all nominees except as noted above.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

      FOR        AGAINST        ABSTAIN
      [_]          [_]            [_]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact, or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.


Signature:                                                 Date:
           --------------------------------------------          ---------------

Signature
(if held jointly)                                          Date:
                 --------------------------------------          ---------------